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                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 333-29045), Form S-3 Registration Statement, as amended (File No. 333-34309), Form S-8 Registration Statement (File No. 2-79563, Form S-8 Registration Statement (File No. 33-46109), Form S-8 Registration Statement (File No. 33-46110, Form S-8 Registration Statement (File No. 33-48124), Form S-8 Registration Statement (File No. 33-59947) and Form S-8 Registration Statement (File No. 59945).

                                          /s/ Arthur Andersen llp

Philadelphia, Pennsylvania
March 23, 1998